Ex. 99-B.4.2
FORM OF
INGO LOGO

ING Life Insurance and Annuity Company

Home Office: 151 Farmington Avenue

Hartford, Connecticut 06156

(800) 262-3862

ING Life Insurance and Annuity Company, herein called the Company, we, us, our, will pay benefits according to the terms and conditions set forth in this Contract.

Specifications

Plan [ING Express Variable Annuity]
Type of Plan [SPECIMEN]
Contract Owner(s) [SPECIMEN] [SPECIMEN]
Annuitant [SPECIMEN]
Contract Number [SPECIMEN]
Effective Date [January 1, 2006]
This Contract is Delivered in [STATE] and is Subject to the Laws of that Jurisdiction.

THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PART III .
Right to Cancel

The Contract Owner may cancel this Contract within 10 days of receiving it, by returning this Contract to the Company at the above address or to the agent from whom it was purchased. Within 7 days after we receive this Contract, we will return the entire consideration paid if canceled within 10 days. After 10 days, we will return the entire consideration paid plus any increase or minus any decrease in the Contract Value of any amounts allocated to a Separate Account.

This page, the following pages, and any incorporated endorsements make up the entire Contract. This Contract is a legal contract and constitutes the entire legal relationship between the Company and the Contract Owner.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and the Company. IT IS, THEREFORE, IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

Signed at our Home Office on the Effective Date.

President	Secretary

Individual Variable Deferred Annuity Contract

Variable Accumulation

Fixed Payout

Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

I-VA-05

CONTRACT SCHEDULE

INDIVIDUAL VARIABLE ANNUITY

Administrative Fee:

The annual Administrative Fee is $40. If the Contract Value is $25,000 or greater on the date the Administrative Fee is to be deducted, the Administrative Fee will be $0.

Separate Account:

The Separate Account is our Variable Annuity Account C. All of the Funds made available to the Contract Owner are included on the application and in Contract and Fund prospectuses.

Charges to Separate Account:

A daily charge is assessed from the Contract Value allocated to the Separate Account. The deduction is the daily equivalent of an annual percentage that will not exceed 1.50%. Current Separate Account charges are [0.35%] for the Annuity mortality and expense risk and [0.00%] for the administrative charge. Charges are subject to change annually, except for amounts that have been used to purchase an Annuity. The daily charge does not include investment advisory fees and other expenses charged by a Fund investment manager. These fees are disclosed in the applicable Fund prospectus.

The Company will notify the Contract Owner of any change on Separate Account charges.

The Annuity Payment Minimum Guaranteed Interest Rate is as follows:

The Company guarantees that interest will be credited at an annual equivalent yield that is at least equal to [1.50%]. When an Annuity payment is chosen, we will use the applicable current settlement rate to pay benefits. This rate will never be less than the Annuity Payment Minimum Guaranteed Interest Rate.
I-VA-05

TABLE OF CONTENTS
I.	GENERAL DEFINITIONS

Page
1.01	Annuitant .................................................................................................................................................	4
1.02	Annuity..................................................................................................................................	4
1.03	Annuity Options
1.04	Beneficiary ..............................................................................................................................................	4
1.05	Code .......................................................................................................................................................	4
1.06	Contract
1.07	Contract Owner...................................................................................................................................	4
1.08	Contract Value ..........................................................................................................................................	4
1.09	Contract Year
1.10	Fund(s) ....................................................................................................................................................	4
1.11	General Account ......................................................................................................................................	4
1.12	Good Order .............................................................................................................................................	4
1.13	Purchase Payment(s) ..............................................................................................................................	5
1.14	Separate Account ....................................................................................................................................	5
1.15	Valuation Period ......................................................................................................................................	5
II.	GENERAL PROVISIONS
2.01	Change of Contract ..................................................................................................................................	6
2.02	Change of Fund(s) ...................................................................................................................................	6
2.03	Nonparticipating Contract ........................................................................................................................	6
2.04	Payments .................................................................................................................................................	6
2.05	State Laws ...............................................................................................................................................	6
2.06	Control of Contract ...................................................................................................................................	7
2.07	Designation of Beneficiary .......................................................................................................................	7
2.08	Misstatements and Adjustments ..............................................................................................................	7
2.09	Incontestability .........................................................................................................................................	7
2.10	Grace Period ............................................................................................................................................	7
2.11	Administrative Fee
2.11	Nonwaiver ................................................................................................................................................	7
2.12	Proof of Age
2.13	Statements
2.14	Termination of Contract ...........................................................................................................................	7

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

Page
3.01	Purchase Payment(s) .......................................................................................................................	7
3.02	Premium Taxes....................................................................................................................................	9
3.03	Fund(s) Record Units - Separate Account ...............................................................................................	9
3.04	Net Return Factor(s) - Separate Account ................................................................................................	10
3.05	Fund(s) Record Unit Value - Separate Account ......................................................................................	10
3.06	Systematic Allocation ..............................................................................................................................	11
3.07	Frequent Trading Restrictions.........................................................................................	11
3.08	Sum Payable at Death (Before Annuity Payments Start) ........................................................................	12
3.09	Withdrawal of Contract Value ...................................................................................................................	12
3.10	Reinstatement .........................................................................................................................................	14
3.11	Systematic Distribution Options ..............................................................................................................	16
IV.	ANNUITY PROVISIONS
4.01	Choices to be Made ................................................................................................................................	16
4.02	Annuity Payments to Annuitant ...............................................................................................................	16
4.03	Annuity Payments to Annuitant's Beneficiary ..........................................................................................	17
4.04	Terms of Annuity Options ........................................................................................................................	17
4.05	Death of Annuitant/Beneficiary ................................................................................................................	17
4.06	Annuity Options .......................................................................................................................................	19

I.	GENERAL DEFINITIONS
1.01	Annuitant:

A natural person selected by the Contract Owner and on whose life an Annuity Option is measured. You designate the primary Annuitant at the time you purchase the Contract. You and the Annuitant need not be the same person. You may change the primary Annuitant before you elect an Annuity Option. The change is effective as of the date we receive a written request in good order at our home office.
1.02	Annuity:

A series of payments made for life, or a specified period, or a combination of the two.
1.03	Annuity Options:

The payment methods available during the Annuity period.
1.04	Beneficiary:

The individual(s) or entity entitled to receive any death benefit due under the Contract.
1.05	Code:

The Internal Revenue Code of 1986, as it may be amended from time to time.
1.06	Contract:

This agreement between the Company and the Contract Owner.
1.07	Contract Owner:

The person(s) named on the cover of this Contract, to whom this Contract is delivered.
1.08	Contract Value:

The Contract Value of this Contract is equal to the value of all Separate Account Record Units. Contract Value does not include amounts used to purchase an Annuity Option.
1.09	Contract Year:

The period of 12 months measured from the date the first Purchase Payment is applied to this Contract or from any anniversary of such date.
1.10	Fund(s):

The open-end, registered, management investment companies (mutual funds) made available by the Company under this Contract. Shares are purchased by the Separate Account to fund the benefits provided by the Contract.
1.11	General Account:

The account holding the assets of the Company, other than those assets held in a Separate Account.
1.12	Good Order:

A Contract Owner instruction to us is in Good Order when it utilizes such medium as we may require and when it is given with such clarity and completeness that we are not required to exercise any discretion in carrying it out.
1.13	Purchase Payments(s):

Payment(s) made to the Company, less applicable premium taxes, if any, as required by law.

1.14	Separate Account:

An account set up by the Company under Title 38a, Section 38a-433, of the Connecticut General Statutes which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of the Company. We own the assets held in such an account and are not a trustee as to such amounts held. These accounts generally are not guaranteed and assets therein are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Company liabilities.
1.15	Valuation Period:

The date and time at which Accumulation Unit Values and Annuity Unit Values of a Sub-Account are calculated. Currently, this calculation is made after the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open. The Valuation Date may be revised as needed in accordance with applicable federal securities laws and regulations.

II.	GENERAL PROVISIONS
2.01	Change of Contract:

Only an authorized officer of the Company may change the terms of this Contract. The Company reserves the right to modify this Contract to meet the requirements of applicable state and federal laws or regulations. We will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change. The following provisions of this Contract will not be changed:
(a)	Purchase Payment(s)
(b)	Net Return Factor(s) - Separate Account
(c)	Contract Value
(d)	Withdrawal Value
(e)	Annuity Options
(f)	Maximum transfer or administrative fees.
2.02	Change of Fund(s):

The Company, or the Separate Account may:
(a)	Change the Fund(s) which may be invested in by the Separate Account; and
(b)	Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

The assets of the Separate Account are segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, we may cease to make such Fund shares available for investment under the Contract prospectively, or we may substitute shares of another Fund for shares already acquired. We may also, from time to time, add additional funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. We reserve the right to substitute shares of another Fund for shares already acquired without a proxy vote.

The Company will notify the Contract Owner of any change.
2.03	Nonparticipating Contract:

The Contract Owner, Annuitant, or Beneficiaries will not have a right to share in the earnings of the Company.
2.04	Payments:

We will make Annuity payments as and when due. We will make other payments within 7 days of receipt at our Home Office of a written claim for payment which is in Good Order.
2.05	State Laws:

This Contract complies with the laws of the state where it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.
2.06	Control of Contract:

The Contract is established for the exclusive benefit of the individual Contract Owner or his or her Beneficiaries. All nonforfeitable rights in this Contract rest with the Contract Owner, who is entitled to all amounts held under this Contract. The Contract Owner may make any choices allowed by this Contract. Choices made under this Contract must be in writing or in a form satisfactory to us. Until receipt of such choices at our Home Office, we may rely on any previous choices made. This Contract is nontransferable and nonassignable, except to the Company, or pursuant to a valid court order, provided we are notified and served with respect to such order pursuant to applicable law.
2.07	Designation of Beneficiary:

The Contract Owner shall name the Beneficiary and when designating the Beneficiary may elect to specify in writing the form of payment to the Beneficiary. We will honor the specified form of payment to the extent permitted under Code Section 72(s). If the Contract is owned jointly, both joint Contract Owners must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Until receipt of a written request to change the Beneficiary, we may rely upon the last named Beneficiary. If you do not name a Beneficiary, or if all Beneficiaries have died before you, we will pay any death benefit due to your estate.

If the Contract has joint Contract Owners, if either dies, the survivor will be deemed the designated Beneficiary. Any other Beneficiary on record will then be treated as a primary or contingent Beneficiary as originally designated unless and until changed by the new designated Beneficiary.
2.08	Misstatements and Adjustments:

If the Company finds the age (or gender, if applicable) of the Annuitant to be misstated, the amount payable under the Annuity payment shall be adjusted to reflect what the payments to us would have purchased according to the correct age or gender. We reserve the right to correct any informational or administrative errors and will credit or charge interest using the current rates applicable during the adjustment period.
2.09	Incontestability:

The Contract is incontestible.

2.10	Grace Period:

This Contract will remain in effect even if Purchase Payments are not continued, unless canceled by us pursuant to Section 2.14.
2.11	Administrative Fee:

The annual Administrative Fee, if any (see Contract Schedule), will be deducted from the Contract Value on the "due date" which is the last day of each Contract Year. We reserve the right to deduct the Administrative Fee upon full withdrawal (see 3.09). If however, a full withdrawal occurs less than 90 days after the last due date, we will not deduct the Administrative Fee.

At the option of the Contract Owner and the Company, all or part of the Administrative Fee may be paid to us separately. If this option is requested in writing, a notice will be mailed to the Contract Owner on or before the due date. If the Fee payment is not received by us by the 30th calendar day following the due date, it will be deducted from the Contract Value. Unless the Contract Owner requests a reinstatement of the annual notice, Administrative Fees will continue to be deducted for all subsequent Contract Years, where applicable.
2.11	Nonwaiver:

The Company may, in its sole discretion, elect not to exercise a right or reservation specified in this Contract. Such election shall not constitute a waiver of the right to exercise such right or reservation at any subsequent time.
2.12	Proof of Age:

If a life-contingent Annuity Option is elected, we may require proof of the age of an Annuitant.
2.13	Statements:

Before an Annuity Option is elected, we will notify the Contract Owner each year of the value of any amounts held in the Fund(s) for the Separate Account.

Such number or values will be as of a date no more than 60 calendar days before the date of the notice.

The Company will make any reports required by federal law.
2.14	Termination of Contract:

Following the completion of two full Contract Years in which no Purchase Payments have been made, the Company reserves the right to surrender the full Contract Value to the Contract Owner if the Contract Value is less than $2,500. We will provide 90 days written notice and such Contract Value paid may not be reinstated.
III.	PURCHASE PAYMENT AND WITHDRAWAL PROVISIONS
3.01	Purchase Payment(s):

The Purchase Payment(s) may be credited among the Fund(s) in which the Separate Account invests. Allocations are limited to no more than 18 Funds over the life of the Contract.

We must be told the percentage of the Purchase Payment(s) to be applied to each investment above. Unless different allocation instructions are received for any additional Purchase Payment, the allocation will be the same as for the initial Purchase Payment.

The investment allocation may be changed up to 12 times during any calendar year. More than 12 such changes in any calendar year, if permitted by us, may be subject to an additional fee of up to $25 for each subsequent occurrence.
3.02	Premium Taxes:

We will pay any premium taxes due to any governmental entity and deduct the amount paid from your Contract Value. We reserve the right to deduct the amount of the tax from your Contract Value when we pay the tax or at a later date.
3.03	Fund(s) Record Units - Separate Account:

The portion of the Purchase Payment(s) applied to a Separate Account will determine the number of Fund(s) Record Units. This number is equal to the Purchase Payment(s) applied to the Fund divided by the Fund(s) Record Unit Value (see 3.05) for the Valuation Period in which the Purchase Payment is received in Good Order.
3.04	Net Return Factor(s) - Separate Account:

The Net Return Factor(s) are used to compute all Separate Account Record Units for any Fund(s).

The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

The Net Return Rate is equal to:
(a)	The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus
(b)	The value of the shares of such Fund held by the Separate Account at the start of the Valuation Period; plus or minus
(c)	Taxes (or reserves for taxes) on the Separate Account (if any). The results of steps (a) - (c) will then be divided by
(d)	The total value of such Fund's Record Units (see 3.03) at the start of the Valuation Period. The results of steps (a) - (d) will then be reduced by
(e)	A daily Separate Account charge at an annual rate as shown on the Contract Schedule for Annuity mortality and expense risks.

A Net Return Rate may be more or less than 0. The value of a share of any Fund is equal to the net assets of the Fund divided by the number of shares outstanding.
3.05	Fund(s) Record Unit Value - Separate Account:

A Fund(s) Record Unit Value is computed by multiplying the Net Return Factors for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of a Fund(s) Record Unit and Separate Account assets may go up or down due to investment gain or loss.
3.06	Systematic Allocation:

Systematic Allocation provides a dollar-cost-averaging or account rebalancing option on Fund transfers. Dollar-cost-averaging involves allocating amounts to one Fund and having it reallocated to other Funds in substantially equal monthly installments. The amount applied to a dollar-cost averaging Systematic Allocation must be no less than $100 per month over a period of at least 12 months. For periods longer than 24 months Company consent is required. Systematic Allocation for account rebalancing involves reallocation of Funds.

We reserve the right to limit the Funds that can be used to pay out or receive Systematic Allocations.

Unless the Company consents otherwise, no more than one Systematic Allocation may be in effect. The Contract Owner may revoke a Systematic Allocation at any time.
3.07	Frequent Trading Restrictions:

We will monitor all applicable reallocation of Contract Value activity and will restrict transactions that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying Fund within a 30-day period. We may modify our general standard, or the standard as it may apply to a particular Fund, at any time without prior notice, if required by the underlying Fund(s) in which the Separate Account invests and/or by state or federal regulatory requirements.
3.08	Sum Payable at Death (Before Annuity Payments Start):

The Company will pay the death benefit to the Beneficiary when:
(a)	The Contract Owner dies before Annuity payments start; and
(b)	The death certificate or due proof of death is received in Good Order at our Home Office.

The sum payable will be the higher of:
    Contract Value on the date when the notice is received in Good Order at our Home Office.
    Value of all Purchase Payments received prior to death adjusted pro-rata for withdrawals and annuitizations.

The Beneficiary may choose to apply any sum under an Annuity Option (see 4.06), unless restricted by the Contract Owner, subject to any other terms and conditions of this Contract, or to receive a lump sum payment.

Prior to any election, or until amounts must otherwise be distributed, the Beneficiary assumes all nonforfeitable rights under this Contract.

If the Beneficiary is not the Contract Owner's surviving spouse, all of the Contract Value must either be applied to an Annuity Option by December 31st of the year following the year of the Contract Owner's death or be paid to the Beneficiary by December 31st of the year containing the fifth anniversary of the Contract Owner's date of death.
3.09	Withdrawal of Contract Value:

The Contract Owner may withdraw all or a portion of the Contract Value by sending us a written request. Upon full or partial withdrawal, the Contract Value will be reduced by any Administrative Fee, as applicable (see 2.11).

Full and partial withdrawals are satisfied by withdrawing amounts from each of the Fund(s) on a pro rata basis. However, the Contract Owner may specify a particular order in which investment options will be liquidated in order to satisfy a partial withdrawal request.

The Contract Owner or Beneficiary must notify us in writing when a lump sum payment, Systematic Distribution Option payments or Annuity payments are to commence.
3.10	Reinstatement:

All or a portion of the proceeds of a full withdrawal of the Contract Value may be reinvested within 30 calendar days after the full withdrawal if allowed by law.

Any Administrative Fee which falls due after the full withdrawal and before the reinstatement will be deducted from the amount reinstated.

Reinstatement is permitted only once.
3.11	Systematic Distribution Options:

Without further amendment of this Contract, the Company may, from time to time, establish and make available for election by the Contract Owner, one or more Systematic Distribution Options (SDO). When an SDO election is in effect as to any Contract, automatic withdrawals will be made from the Contract. No Surrender Fees will apply to any payments made under an SDO.
(a)	Any SDO established by the Company will be made available among similarly situated contracts uniformly and on the basis of objective criteria consistently applied.
(b)	The availability of any SDO may be limited by terms and conditions applicable to the election of such SDO.
(c)

We may discontinue the availability of an SDO at any time. Except to the extent required in order to comply with applicable law, any such discontinuance shall not apply to any contracts as to which an election under such SDO is in effect at the time of such SDO's discontinuance.

IV.	ANNUITY PROVISIONS
4.01	Choices to be Made:

The Contract Owner may tell the Company to apply the entire Contract Value (minus any premium tax) for an Annuity payment (see 4.06). This election must be made in a form acceptable to us within the 90 day period ending on the date payments are to begin. A Contract Owner may revoke an election at any time prior to the date the payments start. In lieu of the election of an Annuity payment, the Contract Owner may tell us to make a lump sum payment.

When an Annuity Option is chosen, we must also be told if payments are to be made other than monthly.

The Company guarantees that interest will be credited at an annual equivalent yield that is at least equal to the annual rate percentage shown on the Contract Schedule. We may add interest daily at any higher rate.
4.02	Annuity Payments to Annuitant:

In no event may any payments to the Annuitant under any Annuity Option extend beyond:
(a)	The life or life expectancy of the Annuitant;
(b)	The lives or life expectancies of the Annuitant and the Beneficiary;
4.03	Annuity Payments to Annuitant's Beneficiary:

In no event may payments to the Beneficiary under any Annuity Option extend beyond:
(a)	The life of the Beneficiary; or
(b)	Any certain period greater than the Beneficiary's life expectancy as determined by regulations under Code Section 401(a)(9).

4.04	Terms of Annuity Options:
(a)	When payments start, the age of the Annuitant plus the number of years, if any, for which payments are guaranteed must not exceed 95.
(b)

An Annuity Option may not be elected if the first payment would be less than $100 or if the total payments in a year would be less than $500. We reserve the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

(c)	For an Annuity payment, we will use the applicable current settlement rate to pay the benefit.
(d)

For purposes of calculating the payments for an Annuity payment, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

(e)	Once elected, Annuity payments cannot be commuted to a lump sum. The schedule of payments for an Annuity Option shall be irrevocable once elected.
(f)	The Annuity payment rates are based on mortality from 1983 Table a. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates shown.
4.05	Death of Annuitant/Beneficiary:
(a)

When the Annuitant dies, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary or, upon election by the Beneficiary, any remaining payments will continue to the Beneficiary.

(b)	If there is no Beneficiary, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant.
(c)

If the Beneficiary dies while receiving Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary, or upon election by the successor Beneficiary, any remaining payments will continue to the successor Beneficiary. If no successor Beneficiary has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's estate.

4.06	Annuity Option:

Life Income for One Annuitant - An Annuity with payments for the life of the Annuitant. In this option, a choice must be made of:
(a)	Payments cease at the death of the Annuitant; or
(b)	Payments are guaranteed for a period of 120 months.

As allowed under applicable state law, the Company reserves the right to offer additional Annuity Options.

Annuity Options Table

Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000 after Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of [1.50%]

Payments Guaranteed for a Stated Period of Months
Adjusted Age of	None		120
Annuitant	Male	Female	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	[$ 3.43 3.51 3.59 3.68 3.77 3.87 3.97 4.08 4.20 4.32 4.45 4.59 4.74 4.90 5.07 5.26 5.45 5.66 5.88 6.12 6.38 6.65 6.94 7.25 7.58 7.94	$ 3.08 3.14 3.21 3.28 3.36 3.44 3.52 3.61 3.70 3.80 3.91 4.02 4.14 4.26 4.40 4.54 4.69 4.86 5.03 5.22 5.43 5.65 5.89 6.15 6.43 6.73	$ 3.40 3.48 3.55 3.64 3.72 3.81 3.91 4.01 4.11 4.23 4.34 4.47 4.60 4.73 4.87 5.02 5.17 5.33 5.50 5.67 5.84 6.02 6.20 6.39 6.57 6.76	$ 3.07 3.13 3.20 3.26 3.34 3.41 3.49 3.58 3.67 3.76 3.86 3.96 4.07 4.19 4.31 4.44 4.57 4.72 4.87 5.03 5.19 5.37 5.55 5.74 5.93 6.14]

Rates are based on mortality from 1983 Table a. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

ING LOGO
ING Life Insurance and Annuity Company Home Office: 151 Farmington Avenue Hartford, Connecticut 06156 (800) 262-3862 Individual Variable Deferred Annuity Contract Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.